UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 25, 2005
F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:          (206) 272-5555
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(c)         On October 25, 2005, F5 Networks, Inc. (“F5”) announced the promotion of Andy Reinland, 41, to the position of Senior Vice President and Chief Finance Officer, and John Rodriguez, 45, to the position of Senior Vice President and Chief Accounting Officer. These two newly created positions will be responsible for the functions and organizations previously managed by the office of Chief Financial Officer, which has been vacant since August 2005. As Senior Vice President and Chief Finance Officer, Mr. Reinland will be responsible for F5’s financial planning and analysis functions, and will also oversee F5’s investor relations and information technology operations. As Senior Vice President and Chief Accounting Officer, Mr. Rodriguez will be responsible for F5’s worldwide accounting operations, financial, accounting and SEC reporting; he will also oversee F5’s human resources department and corporate facilities. Each of these promotions is effective as of October 25, 2005.
     Mr. Reinland joined F5 in 1998, serving as Director of Finance until January 1, 2004, and more recently as Vice President of Finance. As Vice President of Finance, Mr. Reinland reported to F5’s Chief Financial Officer and was primarily responsible for F5’s financial planning and forecasting.
     Mr. Rodriguez joined F5 as Controller in 2001, and was promoted to Vice President and Controller in January 1, 2004. In his most recent position, he has been responsible for the performance of all international and domestic accounting and reporting functions for F5. From 1999 to 2001, Mr. Rodriguez served as Vice President and Chief Financial Officer of CyberSafe, a security software solutions provider, where he was responsible for the performance of the company’s international and domestic accounting functions and financial reporting activities.
     Mr. Reinland will continue to be an at-will employee at an annualized base salary of $173,800. As part of his promotion, Mr. Reinland is eligible for annual bonus compensation of up to $52,140 awarded quarterly upon achievement of F5’s top and bottom line objectives, which amount has been increased from his prior annual bonus target of $34,760. Mr. Rodriguez will continue to be an at-will employee at an annualized base salary of $180,730. As part of his promotion, Mr. Rodriguez is eligible for annual bonus compensation of up to $54,219 awarded quarterly upon achievement of F5’s top and bottom line objectives, which amount has been increased from his prior annual bonus target of $32,860.
     In connection with these promotions, each of Messrs. Reinland and Rodriguez will receive a one-time grant of 5,000 restricted stock units (“RSUs”) under the terms of F5’s 2005 Equity Incentive Plan. These RSUs will vest quarterly over two years. Messrs. Reinland and Rodriguez will each continue to receive customary executive benefits, including health, dental, vision, 401(k) and vacation benefits.

     A copy of the press release F5 issued on October 25, 2005 announcing the promotion of Messrs. Reinland and Rodriguez is attached to this report as Exhibit 99.1.
Item 9.01         Financial Statements and Exhibits
(c)       Exhibits

Exhibit No.	Description

99.1	Press release issued by F5 Networks, Inc. dated October 25, 2005.
The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superseded by information as of a subsequent date that is included in or incorporated by reference into such registration statement.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 31, 2005

F5 NETWORKS, INC. (Registrant)

By:	/s/ JOHN MCADAM
John McAdam
President and Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by F5 Networks, Inc. dated October 25, 2005.
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